Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878, 333-112670, 333-105015 and 333-111448) of GlobalSantaFe Corporation, (ii) the Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation and (iii) the Registration Statement on Form S-3 (Registration No. 333-108643) of GlobalSantaFe Corporation of our report dated March 2, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 2, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

April 7, 2005